UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 31, 2006

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas  77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

We are filing this Current Report on Form 8-K to update our historical financial statements included in our Annual Report on Form 10-K filed on March 10, 2006 for discontinued operations that have resulted from the reclassification of three additional multifamily properties to “held for sale” classification for the period ending March 31, 2006 in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.”  This Current Report on Form 8-K updates the information in Items 1, 6, 7 and 8 and Exhibit 12.1 of our Form 10-K for the year ended December 31, 2005 to reflect those properties as discontinued operations for comparison purposes.

The information contained in this Current Report on Form 8-K is presented as of December 31, 2005, and other than as indicated above, has not been updated to reflect developments subsequent to that date.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit
Number	Title

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 1. Business, Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data

99.2	Statement Re Computation of Ratios for the Five Years Ended December 31, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 31, 2006

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title

23.1	Consent of Independent Registered Public Accounting Firm

99.1	Item 1. Business, Item 6. Selected Financial Data, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Item 8. Financial Statements and Supplementary Data

99.2	Statement Re Computation of Ratios for the Five Years Ended December 31, 2005